SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                           ---------------------------

                                    FORM 8-K/A

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) of the

                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): July 29, 1997


                         American Country Holdings Inc.
               (Exact name of registrant as specified in charter)


      Delaware                     0-22922                   06-0995978
(State or other juris-           (Commission                (IRS Employer
  diction of incorp-              File Number)            Identification No.)
     oration)


  222 N. LaSalle Street, Chicago, Illinois                60601-1105
  (Address of principal executive offices)                (Zip code)


       Registrant's telephone number, including area code: (312) 456-2000


                            The Western Systems Corp.
                        c/o Janney Montgomery Scott, Inc.
                      26 Broadway, New York, New York 10004
          (Former name or former address, if changed since last report)

Item 4. Changes in Registrant's Certifying Accountant

     For more than the two most recent fiscal years of American Country Holdings Inc. (formerly "The Western Systems Corp." and hereinafter the "Company"), Lazar, Levine & Company LLP was engaged as the Company's principal accountant to audit its financial statements. Lazar, Levine & Company LLP was replaced by Ernst & Young LLP effective July 29, 1997.

     The reports of Lazar, Levine & Company LLP with respect to the Company's financial statements for its prior two fiscal years did not contain an adverse opinion or a disclaimer of an opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the prior two fiscal years and the interim period subsequent thereto preceding the change in independent auditors, the Company had no disagreements with Lazar, Levine & Company LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, but in view of the acquisition by the Company of substantially all of the assets and assumption of substantially all of the liabilities of American Country Insurance Company and its wholly owned subsidiary, American Country Financial Services Corp. (collectively, "American Country"), decided, upon the recommendation of its Board of Directors, it would be advisable to retain Ernst & Young LLP, American Country's independent auditors, as its independent auditors effective after the closing of the acquisition, which occurred on July 29, 1997.

     The planned appointment of Ernst & Young LLP was ratified by the Company's stockholders at a special meeting of stockholders held on July 25, 1997.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibits

       16.      Letter of Lazar, Levine & Company LLP

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized. American Country Holdings Inc. (Registrant)

                                   By:/s/ Martin L. Solomon
                                      -------------------------------
                                          Martin L. Solomon
                                          President and Chief Executive Officer

Dated:  August 11, 1997


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